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                                                                      EXHIBIT 99
                           REUNION RESOURCES COMPANY

FOR INFORMATION CONTACT:                     FOR IMMEDIATE RELEASE
Richard L. Evans
Executive Vice President
713/627-9277

     Houston, Texas, January 16, 1996. Reunion Resources Company ("Reunion") announced today that Bargo Energy Company has indicated it does not intend to acquire Reunion's oil and gas assets. Reunion and Bargo are parties to a definitive agreement covering the $15,100,000 cash transaction. Reunion intends to pursue the sale of these assets.

     Reunion's common stock is traded on the NASDAQ SmallCap Market (RUNR) and Pacific Stock Exchange (RUN).

     For additional information, please contact Richard L. Evans at 713/627-
9277.

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